                                                                   Exhibit 10.1

                             EMPLOYMENT AGREEMENT

THIS  AGREEMENT  made  as of this 31st day of March, 2003 (the "Agreement"), by and between Donar Enterprises,  Inc.,  a Delaware corporation ("Employer"), and
William Tay ("Employee").

                                  WITNESSETH:

WHEREAS,  Employer  desires  to employ Employee  and  Employee  desires  to  be employed by Employer as President of Employer; and

WHEREAS, Employer recognizes the  need of the knowledge, talents and assistance of Employee and desires to enter into this Agreement to secure the foregoing.

NOW, THEREFORE, in consideration of  the promises herein contained, the parties covenant and agree as follows:

1. EMPLOYMENT. Employer agrees to employ  Employee  and  Employee  agrees to be employed  by  Employer  and  to  perform  work  as  determined by Employer,  as
President of Employer, on the terms and conditions set forth in this Agreement.

2.  COMPENSATION.  Employer  agrees  to employ Employee at  the  base  rate  of compensation  of eighty-five thousand and  No/Dollars  ($85,000.00)  per  year.
Compensation is  to  be paid twice per month. Compensation is to be reviewed by the Compensation Committee  on  an  annual basis. In the event that Employer is not in a position, due to its then- current  financial  situation,  to make any salary payment(s) to Employee, the unpaid salary shall accrue without interest.
All  accrued  and  unpaid salary shall be immediately due and payable upon  the occurrence of any "change  of  control" of Employer, as defined in Section 6(h)
hereof.

In  addition  to the base compensation,  Employer  agrees  to  pay  or  provide
Employee with the following:

A.  Expenses.  Reimbursement  for  reasonable  expenses  actually  incurred  by
Employee in the  furtherance of Employer's business, including, but not limited to, telephone calls  (including  business  related calls on Employee's cellular phone and business related long distance calls),  entertainment,  attendance at conferences,  conventions and institutes, provided proper itemization  of  said expenses is furnished  to  Employer by Employee. All such expenditures shall be subject to the reasonable control of Employer.

B. Medical and Disability Benefits.  Employee  and  family shall be entitled to participate in Employer's medical program, Employer-paid  disability  and other benefit  programs  as  other executives of Employer are entitled to participate in, as is in place from time to time.

C. Additional Benefits.  Employee  shall  be  entitled  to  participate  in and receive  such  additional  benefits  as  Employer  shall from time to time make available to its executive employees.

3.  DUTIES.  Employee  agrees to perform work as determined  by  the  Board  of
Directors, subject to the  direction  of Employer and agrees to subject himself at all times during the Term (as hereinafter  defined)  to  the  direction  and control  of  Employer  in  respect  to the work to be performed. Employee shall devote his working time and attention  to  the  furtherance  of Employer's best interests.  In  that  regard, and as further consideration for this  Agreement,
Employee agrees to comply  with,  and  abide  by,  such rules and directives of
Employer as may be reasonably established from time to time, and recognizes the right of Employer, in its reasonable discretion, to change, modify or adopt new policies and practices affecting the employment relationship,  not inconsistent with this Agreement, as deemed appropriate by Employer.

4. WORKING FACILITIES. Employee shall be furnished with office space  and  such other  facilities and services suitable to Employee's position and adequate for the performance of Employee's duties.

5. AGENCY. Employee shall have no authority to enter into any contracts binding upon Employer, except as authorized in writing, in advance, by Employer.

6. TERM OF EMPLOYMENT; SEVERANCE.

A. Employee's  employment  hereunder  shall  commence  as of the Effective Date hereof and continue until January 1, 2006 thereafter (the "Term").

B.  Anything  herein  to  the  contrary notwithstanding, Employee's  employment hereunder may be terminated immediately  at  any  time  by  Employee  or by the
Employer  for  Reasonable Cause (as hereinafter defined). It is understood  and acknowledged that  Employer shall have the right to effectuate such termination at will (the "Final Date").

C. If Employee's employment  hereunder  shall be terminated by Employer without
Reasonable Cause or because of Employee's disability, as determined by Employer in good faith, then Employee shall be entitled  to  (i)  severance compensation equal to Employee's then-current base salary and benefits  (which  for purposes hereof  shall  include all compensation payable hereunder, of any type)  for  a period equal to  the  Severance  Period  (as  defined  below).  Such  severance compensation  payments consisting of cash shall be paid in a lump sum plus  any outstanding benefits  and  allocated  bonuses  on or before the Final Date. The severance compensation are intended to be in lieu  of  all  other  payments  to which  Employee  might  otherwise  be  entitled  in  respect  of termination of
Employee's employment without Reasonable Cause or in respect of  any  action by
Employer constituting Good Reason for voluntary termination.

D. If Employee's employment hereunder shall be terminated for Reasonable Cause, or  if  Employee  voluntarily  terminates  Employee's  employment  without Good
Reason, Employee shall be entitled to receive Employee's base salary as accrued through  the  effective date of such termination, but shall not be entitled  to any Severance Benefits or other amounts in respect of such termination.

E. "Reasonable Cause," as used herein, shall mean Employee's involvement in any action or inaction involving fraud resulting in a personal benefit in excess of any payments to  which  Employee is entitled hereunder, dishonesty, or material violation of Corporation  policy  and  procedures.  Employee  shall  vacate the offices of Employer on such effective date.

F.  "Good Reason," as used herein, means the occurrence of any of the following events without Employee's consent:

i. a material diminution in Employee's duties and responsibilities;

ii. a reduction in Employee's base salary;

iii. a forced relocation; or

iv. a Change of Control (as defined below) if Successor Employer (as defined in paragraph H below) fails to assume this Agreement in its entirety.

G. "Severance  Period,"  as  used herein, means the lesser of  (i) three months
(3) months or (ii) the remaining time of the Term.

H.  "Change of Control" of Employer  shall occur either: (A) upon the sale of a controlling interest in the capital stock  of  Employer in a single transaction or in a group of related transactions to one or  more buyers acting in concert;
(B) upon the sale of all or substantially all of Employer's assets; or (C) upon any corporate merger or consolidation resulting in one or more parties, who did not previously hold a controlling interest in the  capital  stock  of Employer, owning a controlling interest in the capital stock of Employer or its successor entity.

7. COMPLIANCE WITH LAWS. Employee will comply with all federal and state  laws, rules and regulations relating to any of Employee's responsibilities and duties with Employer and will not violate any such laws, rules and regulations.

8.  COVENANT  NOT  TO  COMPETE.  Employee  agrees  to  conform to the following concerning non-competition.

A.  Employer  undertakes  to  train Employee and to give Employee  confidential
information  and  knowledge  about   Employer's   business  policies,  accounts
procedures  and  methods.  For  the  purposes  of  this  Agreement,   the  term
"confidential  information"  shall  include  but is not limited to any list  of
suppliers,   customers,  investors,  stockholders,   including   their   names,
addresses, phone  numbers,  amount  of  investments and similar information. In addition, any operational information of Employer, including but not limited to information on Employer's methods of conducting business, profits and/or losses of Employer, marketing material and any information  that  would  reasonably be considered  proprietary  or confidential in nature. Employer has established  a valuable and extensive trade  in  its products and services, which business has been  developed  at a considerable expense  to  Employer.  The  nature  of  the business is such that  the  relationship of its customers with Employer must be maintained through the close personal contact of its employees.

B. Employee desires to enter  into or continue in the employ of Employer and by virtue of such employment by Employer,  Employee  will become familiar with the manner,  methods,  secrets  and  confidential information  pertaining  to  such business.  During  the  Term, Employee  will  continue  to  receive  additional confidential information of the same kind. Through representatives of Employer,
Employee will become personally  acquainted  with  the business of Employer and its methods of operation.

C. In consideration of the employment or continued employment  of  Employee  as herein  provided,  the  training of Employee by Employer, and the disclosure by
Employer to employee of the  knowledge  and  confidential information described above,  Employer  requests  and Employee makes the  covenants  hereinafter  set forth. Employee understands and  acknowledges  that such covenants are required for the fair and reasonable protection of the business  of  Employer carried on in the area to which the covenants are applicable and that without  the limited restrictions on Employee's activities imposed by the covenants, the business of
Employer would suffer irreparable and immeasurable damage. The covenants on the part  of  Employee shall be construed as an agreement independent of any  other provision of  this  Agreement,  and  existence of any claim or course of action whether  predicated on this Agreement or  otherwise,  shall  not  constitute  a defense to the enforcement by Employer of the covenants.

D. Employee  agrees  that  during the term of Employee's employment and for the
period  of  twelve  (12)  months   immediately  following  the  termination  of
employment (which said time period shall  be increased by any time during which
Employee  is in violation of this Agreement)  Employee  will  not,  within  the territory hereinafter  defined,  directly  or  indirectly,  for Employee, or on behalf  of  others,  as  an  individual  on Employee's own account,  or  as  an employee, agent, or representative for any  other  person, partnership, firm or corporation:

i. Compete with the business of Employer by engaging  or  participating  in  or furnishing aid or assistance in competition with the business of Employer.

ii.  Engage,  in any capacity, directly or indirectly, in or be employed by any business similar to the kind or nature of business conducted by Employer during the employment.

iii. For the purposes  of  this  paragraph 8, the business of Employer shall be limited  to  the  business of formatting  and  filing  EDGAR  (Electronic  Data
Gathering Analysis and Retrieval) documents for companies and individuals.

E. The territory referred to in this paragraph 8 shall be the entire World.

F. Each restrictive  covenant  is separate and distinct from any other covenant set forth in this paragraph. In  the  event  of the invalidity of any covenant, the remaining obligation shall be deemed independent and divisible. The parties agree  that  the  territory  set  forth is reasonable  and  necessary  for  the protection of Employer. In the event  any term or condition is deemed to be too broad or unenforceable, said provision  shall be deemed reduced in scope to the extent necessary to make said provision enforceable and binding.

G. The provisions of this paragraph 8 shall  not apply if Employee's employment is terminated by Employer without Reasonable Cause.

9. INDUCING EMPLOYEE OF EMPLOYER TO LEAVE. Any  attempt on the part of Employee to  induce  others to leave Employer's employ or any  efforts  by  Employee  to interfere with  Employer's  relationship  with other employees would be harmful and damaging to Employer. Employee expressly  agrees  that  during  the term of
Employee's  employment  and  for  a  period  of  twelve  (12) months thereafter
(provided said time period shall be increased by any time during which Employee is in violation of this Agreement), Employee will not in any  way  directly  or indirectly:

A.  Induce or attempt to induce an employee to sever his or her employment with
Employer;

B. Interfere with or disrupt Employer's relationship with other employees; and

C. Solicit,  entice,  take  away  or  employ any person employed with Employer, excluding people Employee brings to Employer.

10. CONFIDENTIAL INFORMATION. It is understood  between the parties hereto that during  the  term  of  employment, Employee will be dealing  with  confidential information, as defined above, which is Employer's property, used in the course of its business. Employee  will not disclose to anyone, directly or indirectly, any of such confidential information  or use such information other than in the course  of  Employee's employment. All documents  that  Employee  prepares,  or confidential  information  that  might  be  given  to Employee in the course of employment,  are  the  exclusive  property  of  Employer and  shall  remain  in
Employer's possession on the premises. Under no circumstances  shall  any  such information  or  documents  be removed without Employer's written consent first being obtained.

11. RETURN OF EMPLOYER'S PROPERTY.  On termination of employment, regardless of how termination is effected, or whenever  requested by Employer, Employee shall immediately  return to Employer all of Employer's  property  used  by  Employee rendering services  hereunder  or otherwise that is in Employee's possession or under Employee's control.

12. VACATION. Employee shall be  entitled to a vacation period of two (2) weeks per calendar year. The vacation shall  be taken by Employee at such time during the year and for such period as reasonable.  All  vacations  should be taken in the year earned. No vacations may be accrued without written permission  of the
Board of Directors.

13.  REFERENCES.  Employer agrees that, upon termination of this Agreement,  it will, upon written  request  of  Employee, furnish references to third parties,
including  prospective  employers,  regarding   Employee.   However,   Employee
acknowledges that it is Employer's policy to confirm employment only and not to release any additional information without a written release from Employee.

14.  NOTICES.  All  notices, requests, consents, and other communications under this Agreement shall  be  in writing and shall be deemed to have been delivered on  the date personally delivered  or  the  date  mailed,  postage  prepaid  by certified  mail, return receipt requested, or faxed and confirmed, if addressed to the respective parties as follows:

If to Employer:  Donar Enterprises, Inc.

2000 Hamilton Street, #520
Philadelphia, PA 19130
Attention: Board of Directors

If to Employee: William Tay

2000 Hamilton Street, #520
Philadelphia, PA 19130

Either party  may  change  its  address  for  the purpose of receiving notices, demands, and other communications by giving written  notice  to the other party of the change.

15.  VOLUNTARY  AGREEMENT. Employee represents that he has not been  pressured, misled or induced  to  enter  this  Agreement  based upon any representation by
Employer not contained herein.

16.  PROVISIONS TO SURVIVE. The parties hereto acknowledge  that  many  of  the terms  and  conditions of this Agreement are intended to survive the employment relationship.  Therefore,  any  terms  and  conditions that are intended by the nature  of  the  promises  or representations to  survive  the  termination  of employment shall survive the  term  of  employment  regardless  of whether such provision is expressly stated as so surviving.

17. MERGER. This Agreement represents the entire Agreement between  the parties
and   shall   not   be  subject  to  modification  or  amendment  by  any  oral representation, or any  written  statement  by either party, except for a dated written  amendment  to  this Agreement signed by  Employee  and  an  authorized officer of Employer.

18. VENUE AND APPLICABLE LAW. This Agreement shall be enforced and construed in accordance with the laws  of the State of Delaware, and venue for any action or arbitration under this Agreement shall be Philadelphia County, Pennsylvania.

19. SUBSIDIARIES AND AFFILIATED ENTITIES. Employee acknowledges and agrees that
Employer  has or may have various  subsidiaries  and  affiliated  entities.  In rendering services  to  Employer,  Employee will have considerable contact with
such  subsidiaries  and  affiliates.  Therefore,   Employee   agrees  that  all
provisions  of  paragraphs 7, 8, 9 and 10 shall apply to all such  subsidiaries and affiliates.

20. PERSONNEL INFORMATION.  Employee  shall  not  divulge  or discuss personnel information  such  as salaries, bonuses, commissions and benefits  relating  to
Employee or other employees  of  Employer  or  any of its subsidiaries with any other  person except the Executive Committee and  the  Board  of  Directors  of
Employer.

21. ASSIGNMENT.  This Agreement shall not be assignable by either party without the written consent  of the other party; provided, however, that this Agreement shall be assignable to  any corporation or entity which purchases the assets of or succeeds to the business  of  Employer  (a "Successor Employer"). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the  parties  hereto  and  their  respective heirs,  personal  representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have  executed  this  Agreement  as of the date first above written.

Employer

Donar Enterprises, Inc.

/s/ William Tay
---------------------------------
By: William Tay
Title: President and CEO

Employee

/s/ William Tay
---------------------------------
William Tay